Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS:	MEDIA:
Chris Hall	Karen Rugen
(717) 214-8834	(717) 730-7766
or investor@riteaid.com

RITE AID REPORTS SECOND QUARTER FISCAL 2010 RESULTS

•	Second Quarter Net Loss of $.14 per Diluted Share Compared to Net Loss of $.27 per Diluted Share in Prior Year Second Quarter

•	Adjusted EBITDA of $216.5 Million Compared to Adjusted EBITDA of $219.9 Million in Prior Year Second Quarter

•	Continued Strong Liquidity of $822.3 Million at Quarter End

•	Significant Reduction in SG&A Year over Year

•	Company Lowers Fiscal 2010 Outlook Based on Challenging Environment

CAMP HILL, PA (September 24, 2009) –Rite Aid Corporation (NYSE: RAD) today reported revenues of $6.3 billion and a net loss of $116.0 million or $.14 per diluted share for its fiscal second quarter ended August 29, 2009.  Adjusted EBITDA was $216.5 million or 3.4 percent of revenues.

Second Quarter Highlights

•
Both pharmacy same store sales and the number of prescriptions filled continued to increase, by 0.8 percent and 1.4 percent respectively.  A 274 basis point increase in generic dispensing year over year negatively impacted sales.

•	Significant reduction in selling, general and administrative expenses as a percent of sales continued with SG&A 135 basis points lower than last year’s second quarter.

•	Significant progress made in reducing inventory continued with FIFO inventory $351.1 million lower year over year.

•	Liquidity remained strong with $822.3 million of availability on the company’s credit and accounts receivable facilities at quarter end.

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Rite Aid FY 2010 Q2 Press Release – page 2

“We again made significant progress on many of our key initiatives, reducing both SG&A and controlling inventory, and finished the quarter with strong liquidity.  We increased the number of prescriptions filled, but our pharmacy results were negatively impacted by additional pressure on pharmacy margins.  A more discount-driven customer buying more items on sale continued to have a negative impact on front end  results.

“Because we expect these negative trends and a tough economy to continue throughout the second half of the year, we have lowered our outlook for fiscal 2010.  We’re focusing on growing profitable sales and will continue to control expenses.  We expect liquidity to remain strong,” she said.

Second Quarter Summary

Revenues for the 13-week second quarter were $6.3 billion versus revenues of $6.5 billion in the prior-year second quarter.  Revenues declined 2.7 percent, primarily as a result of store closings and a decline in front-end same store sales.

Same store sales for the quarter decreased 1.1 percent over the prior-year 13-week period, consisting of a 4.9 percent decrease in the front end and a 0.8 percent increase in pharmacy.  The number of prescriptions filled increased 1.4 percent.  Prescription sales accounted for 68.1 percent of total drugstore sales, and third party prescription revenue was 96.3 percent of pharmacy sales.

Excluding the acquired Brooks Eckerd stores, same store sales for the 13-week second quarter decreased 0.6 percent over the prior-year period with front-end decreasing 4.9 percent and pharmacy growing 2.0 percent.

At the former Brooks Eckerd stores, same store sales for the 13-week second quarter decreased 2.3 percent over the prior-year period with front end decreasing 4.7 percent and pharmacy decreasing 1.4 percent.

Net loss for the quarter was $116.0 million or $.14 per diluted share compared to last year’s second quarter net loss of $222.0 million and $.27 per diluted share.

Adjusted EBITDA was $216.5 million or 3.4 percent of revenues for the second quarter compared to $219.9 million or 3.4 percent of revenues for the like period last year. Improvement in SG&A offset most of the decrease in sales and gross margin. As previously disclosed, adjusted EBITDA for the prior year second quarter reflects a $4.6 million reclassification of accounts receivable securitization fees as interest expense to make it comparable to the current period.

In the second quarter the company opened 3 stores, relocated 10 stores, remodeled 1 store and closed 16 stores.  Stores in operation at the end of the second quarter totaled 4,812.

Company Lowers Fiscal 2010 Outlook

Based on expectations for a continued weak economy with high unemployment negatively impacting front end sales along with increased pressure on pharmacy gross margins, Rite Aid has lowered its fiscal 2010 guidance.

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Rite Aid FY 2010 Q2 Press Release – page 3

Total sales are expected to be between $25.7 billion and $26.2 billion in fiscal 2010 with same store sales ranging from a decrease of 1.0 percent to an increase of 1.0 percent over fiscal 2009.  Adjusted EBITDA (which is reconciled to net loss on the attached table) is expected to be between $900 million and $1 billion. Net loss for fiscal 2010 is expected to be between $390 million and $615 million or a loss per diluted share of $.48 to $.74.  Guidance for capital expenditures remains at approximately $250 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team.  The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com  in the conference call section of investor information and www.StreetEvents.com.  Slides related to materials discussed on the call will be available on both sites.  A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today.  A playback of the call will also be available by telephone for 48 hours beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on September 26.  The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the eight-digit reservation number 27203163.

Rite Aid Corporation is one of the nation’s leading drugstore chains with more than 4,800 stores in 31 states and the District of Columbia and fiscal 2009 annual revenues of more than $26.3 billion.  Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

This press release contains forward-looking statements, including guidance, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; general economic conditions, inflation and interest rate movements; our ability to improve the operating performance of our stores in accordance with our long term strategy, our ability to realize same store sales growth for the acquired Brooks Eckerd stores; our ability to hire and retain pharmacists and other store personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; decisions to close additional stores and distribution centers, which could result in further charges to our operating statement; our ability to manage expenses; our ability to realize the benefits from actions to further reduce costs and investment in working capital; continued consolidation of the drugstore industry; changes in state or federal legislation or regulations and the outcome of lawsuits and governmental investigations. Consequently, all of the forward-looking statements made in this press release, including our guidance, are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

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Rite Aid FY 2010 Q2 Press Release – page 4

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) from operations excluding the impact of income taxes, interest expense and securitization costs, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, and other non-recurring items. We reference this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. In addition, incentive compensation is based on Adjusted EBITDA and we base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. We include this non-GAAP financial measure in our earnings announcement in order to provide transparency to our investors and enable investors to better compare our operating performance with the operating performance of our competitors.

###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	August 29, 2009	February 28, 2009
ASSETS
Current assets:
Cash and cash equivalents	$121,007	$152,035
Accounts receivable, net	621,336	526,742
Inventories, net of LIFO reserve of $776,007 and $746,467	3,423,956	3,509,494
Prepaid expenses and other current assets	98,342	176,661
Total current assets	4,264,641	4,364,932
Property, plant and equipment, net	2,460,790	2,587,356
Other intangibles, net	917,429	1,017,011
Other assets	409,818	357,241
Total assets	$8,052,678	$8,326,540

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$50,345	$40,683
Accounts payable	1,233,771	1,256,982
Accrued salaries, wages and other current liabilities	1,042,294	1,004,762
Total current liabilities	2,326,410	2,302,427
Long-term debt, less current maturities	5,712,547	5,801,230
Lease financing obligations, less current maturities	151,749	169,796
Other noncurrent liabilities	1,262,501	1,252,739
Total liabilities	9,453,207	9,526,192

Commitments and contingencies	-	-
Stockholders' deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	147,836	143,498
Common stock	887,951	886,113
Additional paid-in capital	4,270,496	4,265,211
Accumulated deficit	(6,667,143)	(6,452,696)
Accumulated other comprehensive loss	(39,670)	(41,779)
Total stockholders' deficit	(1,400,529)	(1,199,652)
Total liabilities and stockholders' deficit	$8,052,678	$8,326,540

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended August 29, 2009	Thirteen weeks ended August 30, 2008
Revenues	$6,321,870	$6,500,244
Costs and expenses:
Cost of goods sold	4,633,595	4,722,070
Selling, general and administrative expenses	1,645,913	1,780,631
Lease termination and impairment charges	28,752	51,825
Interest expense	128,828	118,565
Loss on debt modifications and retirements, net	993	36,197
(Gain) loss on sale of assets, net	(4,188)	7,607

	6,433,893	6,716,895

Loss before income taxes	(112,023)	(216,651)
Income tax expense	3,989	5,346
Net loss	$(116,012)	$(221,997)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(116,012)	$(221,997)
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(4,338)	(5,368)
Loss attributable to common stockholders - basic and diluted	$(120,376)	$(227,391)

Basic and diluted weighted average shares	880,683	837,913

Basic and diluted loss per share	$(0.14)	$(0.27)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Twenty-six weeks ended August 29, 2009	Twenty-six weeks ended August 30, 2008
Revenues	$12,853,048	$13,113,100
Costs and expenses:
Cost of goods sold	9,390,707	9,526,680
Selling, general and administrative expenses	3,356,585	3,573,605
Lease termination and impairment charges	95,738	88,087
Interest expense	238,306	236,805
Loss on debt modifications and retirements, net	993	39,905
(Gain) loss on sale of assets, net	(24,139)	12,947

	13,058,190	13,478,029

Loss from continuing operations before income taxes	(205,142)	(364,929)
Income tax expense	9,316	10,339

Net loss from continuing operations	(214,458)	(375,268)

Loss from discontinued operations	-	(3,369)

Net loss	$(214,458)	$(378,637)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(214,458)	$(378,637)
Accretion of redeemable preferred stock	(51)	(51)
Cumulative preferred stock dividends	(4,338)	(11,490)
Loss attributable to common stockholders - basic and diluted	$(218,847)	$(390,178)

Basic and diluted weighted average shares	880,179	830,499

Basic and diluted loss per share	$(0.25)	$(0.47)

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended August 29, 2009	Thirteen weeks ended August 30, 2008

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,321,870	$6,500,244
Cost of goods sold	4,633,595	4,722,070
Gross profit	1,688,275	1,778,174
LIFO charge	14,770	15,094
FIFO gross profit	1,703,045	1,793,268

Gross profit as a percentage of revenues	26.71%	27.36%
LIFO charge as a percentage of revenues	0.23%	0.23%
FIFO gross profit as a percentage of revenues	26.94%	27.59%

Selling, general and administrative expenses	1,645,913	1,780,631
Selling, general and administrative expenses as a percentage of revenues	26.04%	27.39%

Cash interest expense	118,761	112,915
Non-cash interest expense	10,067	5,650
Total interest expense	128,828	118,565
Securitization costs (included in SG&A)	14,055	4,646
Total interest expense and securitization costs	142,883	123,211

Adjusted EBITDA	216,535	219,897
Adjusted EBITDA as a percentage of revenues	3.43%	3.38%

Net loss	(116,012)	(221,997)
Net loss as a percentage of revenues	-1.84%	-3.42%

Total debt	5,914,641	6,216,637
Accounts receivable securitization facility	395,520	500,000
Total debt including accounts receivable facility	6,310,161	6,716,637

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	38,895	153,079
Intangible assets acquired	1,482	25,342
Total cash capital expenditures	40,377	178,421
Equipment received for noncash consideration	7,019	20,231
Equipment financed under capital leases	33	3,105
Gross capital expenditures	$47,429	$201,757

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Twenty-six weeks ended August 29, 2009	Twenty-six weeks ended August 30, 2008

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$12,853,048	$13,113,100
Cost of goods sold	9,390,707	9,526,680
Gross profit	3,462,341	3,586,420
LIFO charge	29,540	30,188
FIFO gross profit	3,491,881	3,616,608

Gross profit as a percentage of revenues	26.94%	27.35%
LIFO charge as a percentage of revenues	0.23%	0.23%
FIFO gross profit as a percentage of revenues	27.17%	27.58%

Selling, general and administrative expenses	3,356,585	3,573,605
Selling, general and administrative expenses as a percentage of revenues	26.12%	27.25%

Cash interest expense	220,584	225,813
Non-cash interest expense	17,722	10,992
Total interest expense	238,306	236,805
Securitization costs (included in SG&A)	28,500	9,309
Total interest expense and securitization costs	266,806	246,114

Adjusted EBITDA	465,731	460,989
Adjusted EBITDA as a percentage of revenues	3.62%	3.52%

Net loss	(214,458)	(378,637)
Net loss as a percentage of revenues	-1.67%	-2.89%

Total debt	5,914,641	6,216,637
Accounts receivable securitization facility	395,520	500,000
Total debt including accounts receivable facility	6,310,161	6,716,637

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	81,199	302,955
Intangible assets acquired	3,447	61,464
Total cash capital expenditures	84,646	364,419
Equipment received for noncash consideration	7,838	22,232
Equipment financed under capital leases	185	4,336
Gross capital expenditures	$92,669	$390,987

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Thirteen weeks ended August 29, 2009	Thirteen weeks ended August 30, 2008

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(116,012)	$(221,997)
Adjustments:
Interest expense and securitization costs (a)	142,883	123,211
Income tax expense	3,989	5,346
Depreciation and amortization	133,522	150,901
LIFO charges (b)	14,770	15,094
Lease termination and impairment charges	28,752	51,825
Stock-based compensation expense	6,092	7,524
(Gain) loss on sale of assets, net	(4,188)	7,607
Loss on debt modifications and retirements, net	993	36,197
Incremental acquisition costs (c)	-	32,385
Closed store liquidation expense (d)	1,890	5,675
Severance costs	2,053	-
Other	1,791	6,129
Adjusted EBITDA (a)	$216,535	$219,897
Percent of revenues	3.43%	3.38%

Notes:

(a)	Securitization costs of $4,646 for the thirteen weeks ended August 30, 2008 have been excluded from Adjusted EBITDA.

(b)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(c)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(d)	Represents costs to liquidate inventory at stores that are in the process of closing.

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Twenty-six weeks ended August 29, 2009	Twenty-six weeks ended August 30, 2008

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(214,458)	$(378,637)
Adjustments:
Interest expense and securitization costs (a)	266,806	246,114
Income tax expense	9,316	10,339
Depreciation and amortization	271,760	295,942
LIFO charges (b)	29,540	30,188
Lease termination and impairment charges	95,738	88,087
Stock-based compensation expense	12,509	16,203
(Gain) loss on sale of assets, net	(24,139)	12,995
Loss on debt modifications and retirements, net	993	39,905
Incremental acquisition costs (c)	-	76,876
Closed store liquidation expense (d)	7,869	10,535
Severance costs	6,049	-
Other	3,748	12,442
Adjusted EBITDA (a)	$465,731	$460,989
Percent of revenues	3.62%	3.52%

Results of discontinued operations (e)	-	1,882
Adjusted EBITDA from continuing operations	$465,731	$462,871

Notes:

(a)	Securitization costs of $9,309 for the twenty-six weeks ended August 30, 2008 have been excluded from Adjusted EBITDA.

(b)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(c)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(d)	Represents costs to liquidate inventory at stores that are in the process of closing.

(e)	Represents losses from our disposed Las Vegas market that are included in prior year's Adjusted EBITDA.

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended August 29, 2009	Thirteen weeks ended August 30, 2008

OPERATING ACTIVITIES:
Net loss	$(116,012)	$(221,997)
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	133,522	150,901
Lease termination and impairment charges	28,752	51,825
LIFO charges	14,770	15,094
(Gain) loss on sale of assets, net	(4,188)	7,607
Stock-based compensation expense	6,092	7,524
Loss on debt modifications and retirements, net	993	36,197
Proceeds from insured loss	63	-
Changes in operating assets and liabilities:
Net repayments to accounts receivable securitization	(125,000)	(5,000)
Accounts receivable	111,168	56,587
Inventories	(82,936)	(44,091)
Accounts payable	(16,163)	133,900
Other assets and liabilities, net	(97,917)	(92,428)
Net cash (used in) provided by operating activities	(146,856)	96,119
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(38,895)	(153,079)
Intangible assets acquired	(1,482)	(25,342)
Proceeds from sale-leaseback transactions	6,532	73,933
Proceeds from dispositions of assets and investments	6,878	13,953
Net cash used in investing activities	(26,967)	(90,535)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	906,604	740,764
Net payments to revolver	(535,000)	(22,000)
Principal payments on long-term debt	(152,398)	(700,225)
Proceeds from financing secured by owned property	-	20,134
Change in zero balance cash accounts	(15,690)	14,518
Payments for preferred stock dividends	-	(831)
Financing costs paid	(45,145)	(39,873)
Net cash provided by financing activities	158,371	12,487
(Decrease) increase in cash and cash equivalents	(15,452)	18,071
Cash and cash equivalents, beginning of period	136,459	152,189
Cash and cash equivalents, end of period	$121,007	$170,260

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Twenty-six weeks ended August 29, 2009	Twenty-six weeks ended August 30, 2008

OPERATING ACTIVITIES:
Net loss	$(214,458)	$(378,637)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	271,760	295,942
Lease termination and impairment charges	95,738	88,087
LIFO charges	29,540	30,188
(Gain) loss on sale of assets, net	(24,139)	12,995
Stock-based compensation expense	12,509	16,203
Loss on debt modifications and retirements, net	993	39,905
Proceeds from insured loss	1,380	-
Changes in operating assets and liabilities:
Net (repayments to) proceeds from accounts receivable securitization	(155,000)	65,000
Accounts receivable	56,886	7,745
Inventories	55,039	(95,194)
Accounts payable	37,003	16,971
Other assets and liabilities, net	43,491	(108,414)
Net cash provided by (used in) operating activities	210,742	(9,209)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(81,199)	(302,955)
Intangible assets acquired	(3,447)	(61,464)
Expenditures for business acquisition	-	(112)
Proceeds from sale-leaseback transactions	6,532	161,553
Proceeds from dispositions of assets and investments	35,698	18,629
Net cash used in investing activities	(42,416)	(184,349)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	906,604	898,764
Net (payments to) proceeds from revolver	(838,000)	164,000
Principal payments on long-term debt	(159,890)	(855,190)
Proceeds from financing secured by owned property	-	31,266
Change in zero balance cash accounts	(62,923)	20,060
Net proceeds from the issuance of common stock	-	1,117
Payments for preferred stock dividends	-	(2,488)
Financing costs paid	(45,145)	(49,473)
Net cash (used in) provided by financing activities	(199,354)	208,056
(Decrease) increase in cash and cash equivalents	(31,028)	14,498
Cash and cash equivalents, beginning of period	152,035	155,762
Cash and cash equivalents, end of period	$121,007	$170,260

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING FEBRUARY 27, 2010
(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,700,000	$26,200,000

Same store sales	-1.00%	1.00%

Gross capital expenditures	$250,000	$250,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(615,000)	$(390,000)
Adjustments:
Interest expense and securitization costs	585,000	570,000
Income tax expense	17,000	16,000
Depreciation and amortization	565,000	545,000
LIFO charge	70,000	50,000
Store closing, liquidation, and impairment charges	242,000	204,000
Stock-based compensation expense	25,000	20,000
Other	11,000	(15,000)
Adjusted EBITDA	$900,000	$1,000,000

Diluted loss per share	$(0.74)	$(0.48)